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EXHIBIT 3.25

CERTIFICATE OF LIMITED PARTNERSHIP
OF
INFINITY INFUSION CARE, LTD.

        1.     The partnership is being formed pursuant to a plan of conversion. The converting entity under the plan of conversion is INFINITY INFUSION CARE, INC., a Texas corporation formed on January 21, 1993, whose address is 5005 Mitchelldale, Suite 222, Houston, Texas 77092.

        2.     The name of the partnership is INFINITY INFUSION CARE, LTD.

        3.     The address of the registered office of the partnership is 5005 Mitchelldale, Suite 222, Houston, Texas 77092.

        4.     The name of the registered agent of the partnership is Azar I. Delpassand and the address of the registered agent of the partnership is 5005 Mitchelldale, Suite 222, Houston, Texas 77092.

        5.     The address of the principal office where records of the partnership are to be kept and made available for inspection is 5005 Mitchelldale, Suite 222, Houston, Texas 77092.

        6.     The names of the general partner are IIC GP, LLC, a Texas limited liability company, and the mailing address of said general partner is 5005 Mitchelldale, Suite 222, Houston, Texas 77092.

GENERAL PARTNER:
IIC GP, LLC
By:	/s/ AZAR I. DELPASSAND Azar I. Delpassand, President

AMENDMENT TO CERTIFICATE OF
LIMITED PARTNERSHIP OF
INFINITY INFUSION CARE, LTD.

        1.     The name of the limited partnership is INFINITY INFUSION CARE LTD. (the "Partnership").

        2.     The statements in the Certificate of Limited Partnership of Infinity Infusion Care, Ltd. are amended as follows:

    (a)
    The address of the registered agent of the Partnership is CT CORPORATION SYSTEM.

    (b)
    The address of the registered office of the Partnership is 350 N. St. Paul Street, Dallas, Texas 75201.

    (c)
    The address of the principal office where the records of the Partnership are kept and made available for inspection is 150 Motor Parkway, Hauppauge, New York 11788.

    (d)
    IIC GP, LLC, a Texas limited liability company has withdrawn as the general partner of the Partnership and the substituted general partner is INFINITY INFUSION CARE II, LLC, a Delaware limited liability company, and the mailing address of said general partner is 150 Motor Parkway, Hauppauge, New York 11788.

        IN WITNESS WHEREOF, the undersigned general partner of the Partnership has executed this Amendment to the Certificate of Limited Partnership of Infinity Infusion Care, Ltd. as of this 13th day of October, 2003.

GENERAL PARTNER:
INFINITY INFUSION CARE II, LLC
By:	/s/ THOMAS AXMACHER
Name:	Thomas Axmacher
Title:	Treasurer

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CERTIFICATE OF LIMITED PARTNERSHIP OF INFINITY INFUSION CARE, LTD.
AMENDMENT TO CERTIFICATE OF LIMITED PARTNERSHIP OF INFINITY INFUSION CARE, LTD.